GEORGE STEWART, CPA
                     2301 SOUTH JACKSON STREET, SUITE 101-G
                           SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX(206) 328-0383



To Whom It May Concern:

The firm of George Stewart, Certified Public Accountant consents to the inclusion of the Financial Statements of Burrow Mining, Inc. as of and for the period from December 11, 2007 (date of inception) until October 31, 2007, in this Registration Statement on Form SB-2 to be filed with the U.S. Securities and Exchange Commission.


Very Truly Yours,


/S/ George Stewart

George Stewart, CPA



January 29, 2008